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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

        We hereby consent to the inclusion in this Registration Statement on Form F-4 of Valentia Telecommunications, Valentia Holdings Limited, eircom Funding and eircom Limited, of our reports dated July 11, 2003 relating to the financial statements of Valentia Telecommunications Limited, eircom Limited and eircom Funding plc, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers
Dublin
October 28, 2003

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  Exhibit 23.1